QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4(d)

Certificate No.              Number of Rights

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE
5:00 P.M., NEW YORK CITY TIME, ON                             , 2003

THE ALPINE GROUP, INC.
Subscription Rights for
Series A Cumulative Convertible Preferred Stock, par value $1.00 per share

Dear Rights Holder:

As the registered owner of this Rights Certificate, you are the owner of the number of subscription rights (each, a "Right") as shown above. Each subscription right entitles you to subscribe for and purchase one share of the series A cumulative convertible preferred stock, par value $1.00 per share (the "Series A Preferred Stock"), of The Alpine Group, Inc., a Delaware corporation (the "Company"), at the subscription price of $380.00 per share. Rights may be exercised at any time during the subscription period, which commences on                        , 2003 and ends at 5:00 p.m., New York City time, on                        , 2003, unless extended under certain circumstances (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described in the Instructions as to Use of Rights Certificates which accompanies this Rights Certificate. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The other terms and conditions of these Rights are set forth in the enclosed Company prospectus dated                        , 2003 (the "Prospectus").

THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE. You will have no right to rescind a purchase after the Subscription Agent has received your Rights Certificate or Notice of Guaranteed Delivery. The Company will not issue fractional shares of Series A Preferred Stock upon exercise of Rights. Holders will not receive cash in lieu of fractional Rights or fractional shares.

You have three choices:

        1.     You can subscribe for that number of shares of Series A Preferred Stock as is equal to the total number of Rights that you have received, as listed at the top of the page;

        2.     You can subscribe for a number of shares of Series A Preferred Stock less than the total number of Rights that you have received, as listed at the top of the page, and allow the rest of your Rights to expire; or

        3.     If you do not want to purchase any shares of Series A Preferred Stock, you can disregard this material.

To subscribe, full payment of the subscription price is required for each share of Series A Preferred Stock purchased. You must complete the reverse side of this form to subscribe for shares.

Dated:

THE ALPINE GROUP, INC.
ATTEST:
By: [Title]	By: [Title]

Certificate No.

Account No.

No. of Rights

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By Mail, Hand or Overnight Courier:
American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

Please print all information clearly and legibly.

If you wish to subscribe for your full subscription right or a portion thereof:

        I subscribe for              shares of Series A Preferred Stock × $380.00 per share = $                  .00
                     (No. of shares) (Amount enclosed)

I acknowledge that I have received the Prospectus for this Rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Series A Preferred Stock for which I have subscribed, the Company may exercise its legal remedies against me.

Signature(s) of Subscriber(s):	Address for delivery of shares if other than shown on front:

(If permanent change of address, check here [ ].)
Please give your telephone number: ( )

Important: The signature(s) must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of this Rights Certificate without any alteration or change whatsoever. Persons who sign this Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

You must have your signature guaranteed if you wish to have your shares delivered to an address other than that shown on the front. Your signature must be guaranteed by a member firm of a registered national securities exchange or a member of NASD Inc., or by a commercial bank or trust company having an office or correspondent in the United States, or by a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Signature Guaranteed:

(Name of Bank or Firm)	By: (Signature of Officer)

METHOD OF PAYMENT

All payments must be made in United States dollars, payable to "American Stock Transfer & Trust Company, as subscription agent—The Alpine Group, Inc."

(check one)

☐	Wire transfer of funds Name of transferor institution: Date of transfer: Confirmation number (if available):
Wire to: [name of bank and address] ABA# Account No. . Account Name: American Stock Transfer & Trust Company, as subscription agent —The Alpine Group, Inc.
Any wire transfer should clearly indicate the identity of the holder who is paying the subscription price by the wire transfer.
☐	Uncertified check Name of maker: Date of check: Check number: Bank on which check is drawn (must be located in U.S.):
☐	Certified check Name of maker: Date of check: Check number: Bank on which check is drawn (must be located in U.S.):
☐	Bank draft (cashier's check) Name of maker: Date of check: Check number: Bank on which check is drawn (must be located in U.S.):
☐	Money order Name of maker: Date of check: Check number: Bank on which check is drawn (must be located in U.S.):

Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by the Expiration Date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds. Crediting of shares acquired in this Rights offering to any account is subject to collection of checks.

If you do not indicate the number of Rights being exercised, or do not enclose or transmit full payment of the total subscription price payment for the number of Rights that you indicate are being exercised, the Company reserves the right to (1) apply any payment actually received by the Company toward the purchase of the greatest number of whole shares that could be acquired by you upon exercise of your Rights or (2) exercise any and all other rights or remedies to which the Company may be entitled.

As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder, to the address shown on the face of this Rights Certificate unless you provide instructions to the contrary in the space provided above, certificates representing shares of Series A Preferred Stock purchased pursuant to the subscription Right.

QuickLinks

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON , 2003 THE ALPINE GROUP, INC. Subscription Rights for Series A Cumulative Convertible Preferred Stock, par value $1.00 per share
DELIVERY OPTIONS FOR RIGHTS CERTIFICATE
METHOD OF PAYMENT